UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 26, 2009
Mr. Timothy R. Baer
Executive Vice President
Corporate Secretary and General Counsel
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
Re: Target Shareholders’ Franchise: Universal Proxy Redux
Dear Mr. Baer:
     On April 21, 2009, Professor Ron Gilson, a Nominee for Shareholder Choice up for election at Target’s Annual Meeting scheduled for May 28, 2009, requested by letter that Target Corporation adopt a universal proxy card at the Annual Meeting. That request was rejected.
     In lieu of a universal proxy card, Professor Gilson requested that Target and its incumbent nominees consent to being named on a proxy card to be paid for and circulated by Pershing Square and the Nominees for Shareholder Choice. That request was ignored.
     The Annual Meeting is fast approaching. The Nominees for Shareholder Choice and the various proxy advisory firms are receiving a consistent and strong message from Target shareholders that they would prefer the option of splitting their votes among nominees on the Nominees for Shareholder Choice’s gold proxy card and on Target’s white proxy card — indicating support for nominees from both slates.
     Target, in its public statements on this subject and through one of its proxy solicitors, has informed the marketplace that vote splitting is a well-worn and easily achieved path. According to an article published by the Council of Institutional Investors (attached), Broadridge, the firm that facilitates such requests, has actually assisted in only 10-15 split votes over the past five years, despite having received approximately 30 requests. It would seem that the process is less common, certain or simple than publicized.
     The thought that shareholders should be subject to an arcane and uncertain process to exercise their franchise should be as unacceptable to Target as it is to the Nominees for Shareholder Choice. The notion, as suggested by Target, that technological feasibility is the obstacle, strains credulity. We have no doubt that had Target accepted Professor Gilson’s

Target Corporation
May 26, 2009

suggestions in April, shareholders would have the opportunity to vote for all nominees on one ballot in May.
     At least for Target’s largest shareholders, that opportunity is still a possibility if you are willing to agree to a simple protocol: Target and the Nominees for Shareholder Choice can make available on the Internet, to the top 250 shareholders (which represent more than 75% of Target’s outstanding shares), a letter of direction that allows them to indicate a split vote between the white and gold proxy card. That letter would confirm precisely which nominees each of these shareholders seeks to support. So long as that letter is accompanied by valid white and gold proxy cards — it should be accepted. Both Target and the Nominees for Shareholder Choice can commit in advance not to challenge any letter of direction, thereby eliminating legal uncertainty. Given that only 250 ballots will need to be counted, technological feasibility cannot be an excuse. These votes can be counted by hand simply and quickly.
     This is not an unprecedented approach; a similar concept was employed by CSX Corporation at its contest election last year. A copy of the universal ballot made available in advance of the election in that contest is available on the SEC’s EDGAR database: http://www.sec.gov/Archives/edgar/data/277948/000095015708000489/ex99-3.htm
     Absent your acceptance of this protocol, at a minimum, we request that you affirm the advice publicly disclosed by your proxy solicitor that shareholders can appoint a person to be present at the Annual Meeting who will be permitted to submit split votes using white and gold proxy cards. As you know, I and my colleagues are named proxies for the annual meeting and, upon your affirmation, would also be willing to submit split votes if requested to do so by shareholders.
     If any shareholders follow Target’s proxy solicitor’s advice and submits a split vote, we expect Target to respect their votes and instruct the inspector of elections to do the same. Any other approach will undoubtedly cause votes to be miscast and not counted and would be inconsistent with the public statements of your proxy solicitor.
     All parties have an interest in making sure that the corporate franchise system works. We urge you to ensure that every vote cast is counted.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P. Sincerely,
/s/ Roy J. Katzovicz
Roy J. Katzovicz
Chief Legal Officer

Volume 14, Number 18
May 21, 2009
Council Governance Alert [EXCERPT]
Target Proxy Fight Continues to Highlight Issue of Vote Splitting
The May 28 showdown at Target continues to raise questions about how shareowners can split their votes and cast ballots for both dissident and management candidates. While some suggest it is an easy process, the largest U.S. proxy processing firm explains that the system is not currently set up to deal with vote splitting.
Pershing Square Capital Management, which owns a 7.8 percent stake in the company, is launching a proxy fight to elect five candidates to Target’s board. Ron Gilson, a member of the dissident slate that Pershing is proposing, wrote to Target April 21 and requested the company either use a universal proxy card, listing both the company’s and the dissident’s board nominees, or allow Pershing to include the Target nominees on its proxy card. Target refused the request to place the dissident slate on its proxy card and did not respond to Gilson’s offer to include the company’s candidates on Pershing’s card, reports Roy Katzovicz with Pershing.
Without such a universal card, shareowners are forced to either vote using management’s card for management’s candidates or vote using the dissidents’ card for dissident candidates. Last week, Dan Burch CEO of MacKenzie Partners, one of Target’s proxy solicitors, explained that there is a way for shareowners to vote for candidates on both slates. He said shareowners can use paper ballots and work with Broadridge and proxy solicitors to split their votes. “It has been done like this for years,” he added. He also noted that shareowners can either split their votes in person at an annual meeting or appoint someone to vote this way for them at a meeting.
Representatives of Broadridge, the largest provider of proxy processing services, said the firm works with shareowners who want to split their votes and marks up one or another ballot to include names from the other slate. But, it explains, there is no guarantee that the inspector of election will accept a marked-up ballot, and, if it is accepted, there is no way of confirming that the ballot was actually cast the way that the shareowner intended it to be. Even though in most proxy contests both sides agree on which firm will serve as the inspector of election, the company hires the firm. “When requested to do this, we strongly recommend shareowners request a legal proxy and attend the meeting to ensure placement of such a vote. Since any split vote in a contested meeting has the inherent risk of being rejected by the inspector of election, and each circumstance is different, there is no standard process in place,” explained a Broadridge representative. Over the past five years, Broadridge estimates that it received approximately 30 such requests, and it facilitated between 10 and 15 split votes, with the remaining requests being satisfied by issuance of a legal proxy.
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Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) have filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.
SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by Pershing Square are available at no charge on the SEC’s website at http://www.sec.gov. Shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.